AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 7, 2002
                                                 Registration No.  333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                          ----------------------------



                          BOSTON SCIENTIFIC CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         DELAWARE                                          04-2695240
-------------------------------                        ----------------
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                        Identification No.)

                           ONE BOSTON SCIENTIFIC PLACE
                        NATICK, MASSACHUSETTS 01760-1537
                                 (508) 650-8000
  -----------------------------------------------------------------------------
  (Address and phone number of principal executive offices, including zip code)

                          -----------------------------

             RadioTherapeutics Corporation 1994 Stock Incentive Plan
             -------------------------------------------------------
                           (Full titles of the plans)


                                LAWRENCE J. KNOPF
        VICE PRESIDENT, ASSISTANT SECRETARY AND ASSISTANT GENERAL COUNSEL
                          BOSTON SCIENTIFIC CORPORATION
                           ONE BOSTON SCIENTIFIC PLACE
                        NATICK, MASSACHUSETTS 01760-1537
                                 (508) 650-8000
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                            -------------------------

                         CALCULATION OF REGISTRATION FEE

=============================================================================================
                                        Proposed maximum   Proposed maximum
Title of securities     Amount to be     offering price        Aggregate        Amount of
  to be registered     registered (1)     per share (2)     offering price   registration fee
====================   ==============   ================   ================  ================
Common Stock, par
value $.01 per share       77,746            $4.38             $340,527          $81.39
=============================================================================================

(1) Represents an aggregate of 77,746 shares of Common Stock, par value $.01 per share (the "COMMON STOCK") of Boston Scientific Corporation (the "REGISTRANT") available for issuance under the RadioTherapeutics Corporation 1994 Stock Incentive Plan. In addition, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Pursuant to Rules 457(c) and 457(h) of the Securities Act, the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price for a total of 77,746 shares of Common Stock subject to currently outstanding options are based on the per share weighted average exercise price of the stock options.

                        EXHIBIT INDEX APPEARS ON PAGE 10

This Registration Statement registers shares of Common Stock available for issuance to holders of options under the RadioTherapeutics Corporation 1994 Stock Incentive Plan which were assumed by the Registrant upon the effective time of a merger of a wholly owned subsidiary of the Registrant with and into RadioTherapeutics Corporation which took place on December 11, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS




ITEM 1.  PLAN INFORMATION.*


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*






































------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I of Form S-8.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed with or furnished to the Securities and Exchange Commission (the "COMMISSION") by the Registrant are incorporated herein by reference and made part of this Registration Statement:

         o our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed on April 2, 2001;
         o   our definitive Proxy Statement filed on April 6, 2001;
         o our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;
         o   our Current Report on Form 8-K filed on February 22, 2001;
         o   our Current Report on Form 8-K filed on May 1, 2001; and
         o our Registration Statements pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purposes of updating any such description.

         In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934 (the "EXCHANGE ACT") subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Legal matters in connection with the issuance of Common Stock offered hereby have been passed upon for the Registrant by Lawrence J. Knopf, Vice President, Assistant Secretary and Assistant General Counsel of the Registrant. Mr. Knopf holds shares and options to purchase shares of the Registrant's Common Stock and is compensated by the Registrant as an officer of the Registrant.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Generally, Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person for claims arising against the person for serving as a present or former director, officer, employee, or agent of the corporation. Indemnity is available only if the person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation. If the claim is a criminal action, indemnification may be available only if the person had no reasonable cause to believe his or her conduct was unlawful. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the claim.

         A Delaware corporation may also indemnify persons against expenses (including attorneys' fees) incurred for actions brought by or on behalf of the corporation subject to the conditions discussed above, except that no indemnification is permitted in respect of any claim as to which the person shall have been found to be liable to the corporation unless a court determines that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity. To the extent the person is successful in defending the claim, the corporation may indemnify the person against expenses (including attorneys' fees) actually and reasonably incurred. The indemnification and advancement of expenses provided for in Section 145 is not exclusive of any other rights to which the person may be entitled under any By-law, agreement, vote of stockholders or disinterested directors, or otherwise.

         Section 145 of the DGCL also provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the statute. The Registrant maintains reasonable levels of insurance against liabilities for indemnification which it may incur under its Certificate of Incorporation, By-laws and indemnification agreements.

         Article Tenth of the Registrant's Certificate of Incorporation provides that the Registrant will indemnify, defend and hold harmless directors, officers, employees and agents of the Registrant to the fullest extent currently permitted under the DGCL.

         In addition, Article Ninth of the Registrant's Certificate of Incorporation, as permitted by Section 102(b) of the DGCL, provides that neither the Registrant nor its stockholders may recover damages from the Registrant's directors for a breach of their fiduciary duty in the performance of their duties as directors of the Registrant, unless the breach relates to (i) the director's duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or (iv) any transactions for which the director derived an improper benefit. The Registrant's By-laws provide for indemnification of the Registrant's directors, officers, employees and agents on the terms permitted under Section 145 of the DGCL summarized above.

         The Registrant has entered into indemnification agreements with its directors and executive officers. These agreements provide rights of indemnification that are substantially similar to those provided by the Registrant's Certificate of Incorporation and By-laws. Additionally, the agreements provide that (i) within thirty days of a written demand for indemnification, and within five business days of a request for an advance of expenses, the Registrant shall either make payment or determine that the relevant standards for indemnification have not been met; (ii) in any action brought by an indemnitee to enforce the right to indemnification or advances, the burden of proving that any indemnification or advance is not appropriate shall be on the Registrant; (iii) neither the timing of the Registrant's decision whether to indemnify nor any determination by the Registrant shall create any presumption that the indemnitee has not met the applicable standards; and (iv) the indemnitee's expenses incurred in bringing an action to recover expenses under any directors' and officers' liability insurance policies maintained by the Registrant shall also be indemnified by the Registrant.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.


ITEM 8.  EXHIBITS.

         See Exhibit Index.


ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof;

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Natick, The Commonwealth of Massachusetts, on this 7th day of January, 2002.

                                                 BOSTON SCIENTIFIC CORPORATION

                                                 By: /s/ Lawrence C. Best
                                                     ---------------------------
                                                     Lawrence C. Best
                                                     Senior Vice President -
                                                     Finance and Administration
                                                     and Chief Financial Officer



                                POWER OF ATTORNEY

         We, the undersigned officers and Directors of Boston Scientific Corporation, hereby severally constitute and appoint Lawrence C. Best, Paul W. Sandman and Lawrence J. Knopf, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and Directors to enable Boston Scientific Corporation to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures, as they may be signed by our said attorneys or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the 7th day of January, 2002.

      SIGNATURE                            TITLE
      ---------                            -----

/s/ John E. Abele
------------------------            Director, Founder
John E. Abele



/s/ Lawrence C. Best                Senior Vice President - Finance and
------------------------            Administration and Chief Financial Officer
Lawrence C. Best                    (Principal Financial and Accounting Officer)



/s/ Joseph A. Ciffolillo
------------------------            Director
Joseph A. Ciffolillo

/s/ Joel L. Fleishman
------------------------            Director
Joel L. Fleishman



/s/ Marye Anne Fox
------------------------            Director
Marye Anne Fox, Ph.D.



/s/ Ray J. Groves
------------------------            Director
Ray J. Groves



/s/ Lawrence L. Horsch
------------------------            Director
Lawrence L. Horsch



/s/ Ernest Mario, Ph.D.
------------------------            Director
Ernest Mario, Ph.D.



/s/ N.J. Nicholas, Jr.
------------------------            Director
N. J. Nicholas, Jr.



/s/ Peter M. Nicholas
------------------------            Director, Founder and Chairman of the Board
Peter M. Nicholas



/s/ Warren B. Rudman
------------------------            Director
Warren B. Rudman



/s/ James R. Tobin
------------------------            Director, President and Chief Executive
James R. Tobin                      Officer (Principal Executive Officer)

                                  EXHIBIT INDEX




EXHIBIT NO.       DESCRIPTION OF DOCUMENT
-----------       -----------------------
  3.1 Second Restated Certificate of Incorporation of the Registrant, as amended (Exhibit 3.1, Annual Report on Form 10-K for the year ended December 31, 1993, Exhibit 3.2, Annual Report on Form 10-K for the year ended December 31, 1994, and Exhibit 3.3, Annual Report on Form 10-K for the year ended December 31, 1998, File No. 1-11083).

  3.2     Restated By-laws of the Registrant, incorporated by reference to
          Exhibit 3.2 to the Registration Statement on Form S-1 of the Registrant (Reg. No. 33-46980).

  4.1 Specimen certificate representing Boston Scientific Common Stock, incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 of the Registrant (Reg. No. 33-46980).

 *4.2     RadioTherapeutics Corporation 1994 Stock Incentive Plan.

 *5.1 Opinion and Consent of Assistant General Counsel as to the legality of the securities being registered.

*23.1     Consent of Ernst & Young LLP.

 23.2     Consent of Assistant General Counsel (included in Exhibit 5.1).

   24 Powers of Attorney (contained in the signature page of Registration Statement).

------------------
*  Filed herewith.